EXHIBIT (J)(2)
                                                                  --------------

                               CONSENT OF COUNSEL




                                                January 23, 2004

North Track Funds, Inc.
250 East Wisconsin Avenue
Suite 2000
Milwaukee WI  53202

Attn: David G. Stoeffel, President

      Re: CONSENT TO INCORPORATION OF LEGAL OPINION IN
          POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT

Ladies and Gentlemen:

     We hereby consent to the incorporation of our opinion regarding the legality of the shares of North Track Funds, Inc. into the Post-Effective Amendment to North Track Funds, Inc.'s Registration Statement to which this consent letter is attached as an Exhibit. Our legal opinion appeared as an Exhibit to Post-Effective Amendment No. 38 to North Track's Registration Statement on Form N-1A (Registration Number 33-12), which was filed with the Securities and Exchange Commission on April 30, 1997. We also consent to the use of our name under the heading "Counsel and Independent Auditors" in the Statement of Additional Information included as Part B of this Post-Effective Amendment.

                                                Very truly yours,

                                                /s/  QUARLES & BRADY LLP

                                                QUARLES & BRADY LLP